UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Advanced Energy Industries, Inc. (the "Company") held its 2013 Annual Meeting of Stockholders on Wednesday, May 1, 2013 to vote on three proposals. The following matters set forth on the Proxy Statement dated March 22, 2013, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.
     1. Election of seven (7) directors.
     The following seven nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withhold	Broker Non-Vote
Douglas S. Schatz	26,213,231	6,073,530	1,906,160
Frederick A. Ball	32,055,829	230,932	1,906,160
Richard P. Beck	26,625,315	5,661,446	1,906,160
Garry W. Rogerson	31,612,883	673,878	1,906,160
Edward C. Grady	31,786,021	500,740	1,906,160
Terry Hudgens	31,906,966	379,795	1,906,160
Thomas M. Rohrs	32,050,043	236,718	1,906,160

Each director has been elected to serve until the next Annual Meeting of Stockholders (expected to be held in 2014), or his successor has been elected and qualified or until such director's earlier resignation or removal.

2. Ratification of the appointment of Grant Thornton LLP as Advanced Energy's independent registered public accounting firm
     The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2013 was ratified as follows:

For	Against	Abstain	Broker Non-Vote
34,038,989	150,353	3,579	0

3. Advisory approval of the Company's executive compensation.
     The compensation of the Company's named executive officers, as disclosed in the proxy statement, was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Vote
31,956,677	316,257	13,826	1,906,160

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: May 1, 2013	Thomas O. McGimpsey
Executive Vice President of Corporate Development and General Counsel